Exhibit 1.1

Acorn International, Inc.

7,700,000 American Depositary Shares

Each Representing Three Ordinary Shares

Par Value $0.01 Per Ordinary Share

UNDERWRITING AGREEMENT

[•], 2007

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

250 Vesey Street

New York, NY 10080

and

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

As Representatives of the several Underwriters named in Schedule B attached hereto

Dear Sirs:

1. Introductory. Acorn International, Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the underwriters named in Schedule B attached hereto (the “Underwriters”) 6,700,000 American depositary shares (“ADSs”), each representing three ordinary shares, par value $0.01 per share, of the Company (each an “Ordinary Share”), and the shareholders listed in Schedule A attached hereto (the “Selling Shareholders”) proposes severally to sell to the Underwriters an aggregate of 1,000,000 ADSs (the aggregate of 7,700,000 ADSs to be sold by the Company and the Selling Shareholders being hereinafter referred to as the “Firm ADSs”). The Company also proposes to sell to the Underwriters, at the option of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the Underwriters (the “Representatives”), an aggregate of not more than 1,155,000 additional ADSs, as set forth in Schedule B attached hereto (the 1,155,000 additional ADSs sold by the Company being hereinafter referred to as the “Optional ADSs”). The Firm ADSs and the Optional ADSs are herein collectively called the “Offered ADSs”. Unless the context otherwise requires, each reference to the Firm ADSs, the Optional ADSs or the Offered ADSs herein also includes the Ordinary Shares underlying such ADSs.

The Offered ADSs will be evidenced by American depositary receipts (“ADRs”) to be issued pursuant to the Deposit Agreement dated on or about [•], 2007 (the “Deposit Agreement”) among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs.

Permitted Free Writing Prospectus used herein means the documents listed on Schedule D hereto and the electronic road show that has been approved by the Company and you for use in connection with the offering of the Offered ADSs contemplated hereby. The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Offered ADSs by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is not a Permitted Free Writing Prospectus and that either (i) is required to be filed by the Underwriters with the Commission pursuant to Rule 433 under the Act or (ii) contains any “issuer information” (as defined in Rule 433 under the Act) that has not theretofore been filed with the Commission by the Company.

“General Disclosure Package” as used herein means any Prospectus together with any combination of one or more of the then-issued Permitted Free Writing Prospectuses, if any.

Deutsche Bank Securities Inc. (“DBSI”) has agreed to reserve up to 5% of the Firm ADSs to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”). The ADSs to be sold by DBSI and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Securities.” Any Directed Securities not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

It is understood that as part of the reorganization of the Company and its subsidiaries and joint ventures (each a “Subsidiary” and, collectively, the “Subsidiaries”) and its three consolidated affiliated entities ( each an “Affiliated Entity” and collectively the “Affiliated Entities”) (the Subsidiaries and Affiliated Entities collectively the “Group Entities”) prior to the offering, the Company and/or its Group Entities have completed a series of transactions (the “Reorganization”) as described in the General Disclosure Package as of the Applicable Time and the Registration Statement (as defined below) under the caption “Prospectus Summary—Corporate Structure,” under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Corporate Structure,” and under the caption “Our Corporate Structure,” including, among other things, the entry into various agreements filed as “Exhibits 10.5, 10.6, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19, 10.20, 10.21, 10.22, 10.24” to the Initial Registration Statement (as defined below) (each a “Relevant Contract” and, collectively, the “Relevant Contracts”).

The Company and the Selling Shareholders hereby agree with the several Underwriters as follows:

2. Representations and Warranties of the Company and the Selling Shareholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) A registration statement (No. 333-141860) (“initial registration statement”) relating to the Offered ADSs, including a form of prospectus, has been filed with the Securities and Exchange Commission (“Commission”) and an additional registration statement (“additional registration statement”) relating to the Offered ADSs may have been or may be filed with the Commission pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended (the “Act”). “Initial Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, including all information contained in the additional registration statement, if any, and then deemed to be a part of the initial registration statement pursuant to the General Instructions of the Form on which it is filed and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C (“Rule 430C”) under the Act or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) (“Rule 430A(b)”) under the Act and that in any case has not then been superseded or modified. “Additional Registration Statement” as of any time means the additional registration statement, in the form then filed with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b) and that in any case has not then been superseded or modified. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. “Registration Statement” as of any time means the Initial Registration Statement and any Additional Registration Statement as of such time. For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in such Registration Statement as of the time specified in Rule 430A. As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered ADSs all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. For purposes of this Agreement, “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) (“Rule 462(c)”) under the Act. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b). “Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. “Statutory Prospectus” as of any time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Applicable Time” means [•]:00 [a/p]m (Eastern time) on the date of this Agreement.

(ii) Except as set forth in Schedule D hereto, the Company has not otherwise provided, authorized or approved information for the preparation, publication or dissemination by a person unaffiliated with the Company or the Underwriters of any written offer considered to be a free writing prospectus prepared by or on behalf of the Company pursuant to Rule 433 of the Act.

(iii) A registration statement on Form F-6 (No. 333- ) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or, to the best of the Company’s knowledge, threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”); the ADS Registration Statement conformed or will conform, as of its effective date, and each amendment or supplement thereto, when it is filed with the Commission or becomes effective, as the case may be, in all material respects, to the requirements of the Act and the Rules and Regulations (as defined below) thereunder, and did not or will not, as of its effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. If the Company has filed abbreviated registration statements to register additional ADSs pursuant to Rule 462(b) (the “Rule 462 Registration Statements”), then any reference herein to the term “ADS Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement.

(iv) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform in all material respects to the requirements of the Act and the Rules and Regulations thereunder and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, both in all material respects, to the requirements of the Act and the Rules and Regulations thereunder, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriters through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof.

(v)(A) At the time of initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Act, including (x) the Company or any other Group Entity in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered ADSs, all as described in Rule 405 of the Act.

(vi) As of the Applicable Time and at the Closing Date (as defined in Section 3), the General Disclosure Package did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Permitted Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(vii) Each Permitted Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including the Prospectus. If at any time following issuance of an Permitted Free Writing Prospectus there occurred or occurs an event or development as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Permitted Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof.

(viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package as of the Applicable Time and the Registration Statement; and the Company is duly qualified to do business as a foreign corporation in good standing in each of the other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The Memorandum and Articles of Association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect.

(ix) Each Group Entity of the Company has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package as of the Applicable Time and the Registration Statement; and each Group Entity of the Company is duly qualified to do business as a foreign corporation in each of the other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free from liens, encumbrances and defects; and none of the outstanding shares of capital stock or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The Memorandum and Articles of Association or other constitutive or organizational documents of each of the Group Entities comply with the requirements of applicable law in their respective jurisdictions of incorporation and are in full force and effect.

(x) The Company has authorized and outstanding capital as set forth in the section of the General Disclosure Package as of the Applicable Time and the Registration Statement entitled “Capitalization” under the caption “Actual” as of the date specified therein and, upon (A) the automatic conversion of all of the Company’s outstanding Series A convertible redeemable preferred shares, par value $0.01 per share (the “Series A Preferred Shares”) and Series A-1 convertible redeemable preferred shares, per value $0.01 per share (the “Series A-1 Preferred Shares”) as described in the General Disclosure Package as of the Applicable Time and the Registration Statement; (B) the repayment of $9.3million of subscription receivable from one of the Company’s principal shareholders using the sales proceeds of its shares as part of this offering; and (C) the issuance and sale of the Firm ADSs, the Company shall have an authorized and outstanding capital as set forth under the caption “Pro forma”.

(xi) All the outstanding share capital of the Company have been duly authorized and issued and are fully paid and nonassessable; the Offered ADSs and the underlying Ordinary Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment heretofore pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Offered ADSs and the underlying Ordinary Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date (as defined in Section 3), the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered ADSs, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company, and the Depositary or its nominee will acquire, subject to the terms of the Deposit Agreement, valid and unencumbered title to the Ordinary Shares represented by the Offered ADSs and the Underwriters will acquire valid and unencumbered title to the Offered ADSs; except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares or the Offered ADSs under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered ADSs may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered ADSs as contemplated by the Deposit Agreement. Any Optional ADSs issued by the Company or sold by the Selling Shareholders shall rank pari passu with the Firm ADSs.

(xii) The share capital of the Company and the Offered ADSs, including the Ordinary Shares underlying the Offered ADSs, conforms in all material respects to the description entitled “Description of Share Capital” contained in the Registration Statement and the General Disclosure Package as of the Applicable Time and the ADRs evidencing the Offered ADSs are in due and proper form and the holders of the ADRs will not be subject to personal liability by reason of being such holders.

(xiii) The Registration Statement, the General Disclosure Package as of the Applicable Time and the ADS Registration Statement, and the filing of the Registration Statement, the General Disclosure Package as of the Applicable Time, and the ADS Registration Statement with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement, the General Disclosure Package as of the Applicable Time and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xiv) This Agreement has been duly authorized, executed and delivered by the Company.

(xv) The Deposit Agreement has been duly authorized, and when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon due issuance by the Depositary of the ADRs evidencing the Offered ADSs against the deposit of the underlying Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the Deposit Agreement and the ADRs conform in all material respects to the descriptions entitled “Description of American Depositary Shares” contained in the General Disclosure Package as of the Applicable Time and the Registration Statement. Upon the sale and delivery to the Underwriters of the Offered ADSs and payment therefor pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Offered ADSs, free and clear of all pledges, liens, security interest, charges, claims or encumbrances of any kind.

(xvi) Neither the Company nor any of its Group Entities is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under) (A) its Memorandum and Articles of Association or other organizational or constituent documents or business licenses, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness of the Company and its Group Entities, or give the holder of any such indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness) or (C) any license, lease, contract or other agreement or instrument of the Company and its Group Entities, taken as a whole, to which the Company or any Group Entity is a party or by which any of them or any of their properties may be bound or affected, except with respect to clause (B) and (C) only in this paragraph, such defaults which would not have a material adverse effect on the condition (financial or other), business, properties, prospects, reputation or results of operations of the Company and its Group Entities, taken as a whole (“Material Adverse Effect”).

(xvii) The execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, the issuance and sale of the Offered ADSs by the Company, the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing the Offered ADSs, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and in the Deposit Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (A) the charter documents of the Company or any Group Entity, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness that is material to the Company and its Group Entities, taken as a whole or (C) any license, lease, contract or other agreement or instrument that is material to the Company and its Group Entities, taken as a whole, to which the Company or any Group Entity is a party or by which any of them or any of their respective properties may be bound or affected, or (D) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Group Entity, except with respect to clause (B) and (C) only in this paragraph, such breach or violation that would not individually or in the aggregate have a Material Adverse Effect.

(xviii) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xix) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xx) The Offered ADSs have been duly approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance.

(xxi) No consent, approval, authorization, or order of, or filing or qualification with, any governmental agency or body or any court is required to be obtained or made by the Company for the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement or the Deposit Agreement in connection with the issuance and sale of the Offered ADSs, except such as have been obtained and made under the Act and such as may be required by the securities or blue sky laws of the various states of the United States and rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) in connection with the offer and sale of the Offered ADSs.

(xxii) The description of the Reorganization as set forth in the General Disclosure Package as of the Applicable Time and the Registration Statement is true and correct in all material respects. Other than the Relevant Contracts, there are no other material agreements, contracts or other documents, including any government contracts, relating to the Reorganization that have been entered into by the Company or any of the Group Entities in connection with the Reorganization which have not been previously provided or made available to the Underwriters, and, to the extent material to the Company, disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement. The Reorganization does not and will not (A) contravene or violate any provision of applicable law, statute, or ordinance or any judgment, order, rule, regulation or policies of any governmental agency, (B) contravene the Memorandum and Articles of Association or other organizational or constituent documents or business licenses of the Company or any of its Group Entities, (C) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its Group Entities is a party or by which the Company or any of its Group Entities is bound or to which any of the property or assets of the Company or any of its Group Entities is subject or (D) result in the creation or imposition of any lien, charge, encumbrance or other restriction upon any properties or assets of the Company or any of its Group Entities, except with respect to clause (A), (C) and (D) only in this paragraph, such contravention, violation or encumbrance, as the case may be, which would not have a Material Adverse Effect.

(xxiii) The board of directors of China DRTV, Inc. (“China DRTV”) has approved unanimously the transfer of all issued and outstanding shares of China DRTV to the Company in exchange for the issuance by the Company of 48,979,393 Ordinary Shares, 17,709,815 Series A Preferred Shares and 2,882,155 Series A-1 Preferred Shares (the “Share Exchange”) on March 31, 2006. Such board resolution has not been amended or modified, is in full force and effect as adopted, and is the only resolution passed by the directors of China DRTV in connection with the Share Exchange.

(xxiv) All consents, approvals, authorizations, orders, registrations and qualifications required of any government in connection with the Reorganization relating to the Company and the Group Entities have been duly made or obtained in writing (including, without limitation, all actions necessary for the approval of each of the Relevant Contracts by the relevant governmental agencies and any other regulatory bodies) and remain in full force and effect, and no such consent, approval, authorization, order, registration or qualification is subject to any condition precedent to be fulfilled prior to the date hereof which has not been fulfilled or performed.

(xxv) Each of the Relevant Contracts has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding agreement, enforceable by the parties thereto in accordance with its terms.

(xxvi) There are no legal or governmental proceedings, inquiries or investigations pending against the Company or any of its Group Entities in any jurisdiction challenging the effectiveness or validity of the Reorganization, and no such proceedings, inquiries or investigations are, to the Company’s best knowledge, threatened or contemplated in any jurisdiction.

(xxvii) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered ADSs may be paid by the Company to the holder thereof in United States dollars and may be freely transferred out of the Cayman Islands and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xxviii) The Company and its Group Entities have good and valid title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects of title that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, the Company and its Group Entities hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xxix) Each of the Company and its Group Entities (A) possesses adequate certificates, authorizations, permits, consents and approvals obtained from appropriate governmental agencies or bodies (“Governmental Licenses”), and (B) has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, necessary to conduct the business now operated by it (“Necessary Filings”) and (C) has not received any notice of proceedings relating to the revocation or modification of any such Governmental License, and all of the Governmental Licenses and Necessary Filings are valid and in full force and effect, and none of the Governmental Licenses contains any materially burdensome restrictions or conditions, except with respect to clause (A) and (B) only in this paragraph, failure to possess the Governmental Licenses or make the Necessary Filings, as the case may be, which would not individually or in the aggregate have a Material Adverse Effect.

(xxx) All material relationships or transactions between the Company or any of its Group Entities on one hand and their respective 5% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand that are required to be disclosed under the section entitled “Related Party Transactions” in the Registration Statement and the General Disclosure Package as of the Applicable Time have been so disclosed. All corporate actions on the part of the Company and its officers, directors, shareholders and affiliates, and all shareholder actions, necessary for the authorization, execution and delivery of the documents in connection with the matters under the section entitled “Related Party Transactions” of the Registration Statement and General Disclosure Package as of the Applicable Time, the performance of all obligations of the Company thereunder, have been duly taken, and such transactions, and the performance of the Company’s obligations thereunder, do not contravene any applicable law or regulations.

(xxxi) Neither the Company nor any Group Entity is engaged in any labor practice that is in violation of any labor laws or regulations of People’s Republic of China (“PRC”) except that such violation would not, individually or in the aggregate, have a Material Adverse Effect. There is no strike, labor dispute, slowdown or stoppage pending or to the Company’s best knowledge, threatened against the Company or any Group Entity except that such labor dispute, slowdown or stoppage would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxii) The Company and its Group Entities (x) own, possess or can acquire on reasonable terms, trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them in the manner as described in the General Disclosure Package as of the Applicable Time and the Registration Statement and (y) except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its Group Entities, would individually or in the aggregate have a Material Adverse Effect; except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, (A) there are no third parties who have or will be able to establish rights to any such Intellectual Property Rights, except for the ownership rights of the owners of the Intellectual Property Rights licensed to the Company; (B) there is no infringement by third parties of any Intellectual Property Rights owned by the Company; (C) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property Right; (D) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property Rights; (E) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and (F) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property Rights, except that with respect to (A) through (E), as the case may be, any such right, action, claim brought by a third party, infringement by a third party or interference with the right of a third party would not individually or in the aggregate have a Material Adverse Effect; and with respect to (C), (D), (E) and (F) above, the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

(xxxiii) Each of the Company and its Group Entities (A) is in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (B) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business.

(xxxiv) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, there are no pending actions, suits or proceedings against or affecting the Company, any of its Group Entities or any of their respective properties that, if determined adversely to the Company or any of its Group Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, or which are otherwise material in the context of the sale of the Offered ADSs; and no such actions, suits or proceedings are, to the Company’s best knowledge after due inquiry, threatened or contemplated.

(xxxv) Deloitte Touche Tohmatsu CPA Ltd., who have certified the financial statements filed with the Commission as part of the Registration Statement and the General Disclosure Package as of the Applicable Time, are independent public accountants as required by the Act.

(xxxvi) The financial statements included in each Registration Statement and the General Disclosure Package as of the Applicable Time present fairly the financial position of the Company and its consolidated Group Entities as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package as of the Applicable Time provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; the other financial data set forth in the Registration Statement and the General Disclosure Package as of the Applicable Time are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements or schedules (historical or pro forma) that are required to be included in the Registration Statement and the General Disclosure Package as of the Applicable Time that are not included as required; and the Company and the Group Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the General Disclosure Package as of the Applicable Time; and the estimated financial results of the Company for the three months ended March 31, 2007 as set forth under the caption “Recent Developments” in the Registration Statement and the General Disclosure Package as of the Applicable Time is: (i) true and correct in all material respects; (ii) will not differ in any material respect from the corresponding amounts to be reported by the Company in connection with the announcement of its results for the quarter ended March 31, 2007 and filed with the SEC on Form 6-K (assuming consummation of the offering); and (iii) has been derived from the Company’s accounting records and prepared in conformity with U.S. generally accepted accounting principles and on a basis consistent with the Company’s audited consolidated financial statements included in the Registration Statement and the General Disclosure Package as of the Applicable Time and include all adjustments, consisting only of normal recurring adjustments (other than adjustments based upon the finalization of the Company’s quarterly closing, review and reporting processes), necessary in the opinion of the management of the Company to provide a fair presentation of the results for the three months ended March 31, 2007.

(xxxvii) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, since the date of the latest audited financial statements included in the General Disclosure Package as of the Applicable Time, there has not been (A) any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), earnings, business, properties or results of operations of the Company and its Group Entities taken as a whole, (B) any transaction which is material to the Company and its Group Entities taken as a whole, (C) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Group Entity, which is material to the Company and the Group Entities taken as a whole, (D) any change in the share capital of the Company or any Group Entity, (E) any material change in outstanding indebtedness of the Company or any Group Entity, or (F) any dividend or distribution of any kind declared, paid or made on the share capital of the Company.

(xxxviii) The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the

Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxix) The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the taxable year ending December 31, 2007, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

(xl) Neither the Company nor any Group Entity does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered ADSs it commences doing such business. None of the Company, any Group Entity or, to the best knowledge of the Company after due inquiry, any director, officer, agent, employee or affiliate of the Company or any Group Entity, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(xli) Neither the Company nor any Group Entity has sustained since the date of the last audited financial statements included in the Registration Statement and the General Disclosure Package as of the Applicable Time any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decrees.

(xlii) The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement and the General Disclosure Package as of the Applicable Time, and no such termination or non-renewal has been, to the Company’s best knowledge after due inquiry, threatened by the Company or any other party to any such contract or agreement.

(xliii) All tax returns required to be filed by the Company and each Group Entity have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, and except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, all local and national PRC governmental tax exemptions and other local and national PRC tax relief, concession and preferential treatment claimed or obtained by the Company are valid, binding and enforceable.

(xliv) Each of the Company and its Group Entities maintains insurance as the Company deems adequate for its business operations and as previously disclosed to the Underwriters; and all such insurance is fully in force on the date hereof and will be fully in force at each Closing Date (as hereinafter defined). The Company has no reason to believe that it or any of its Group Entities will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as currently conducted and at a cost that would not have a Material Adverse Effect.

(xlv) Each of the Company and its Group Entities complies in all respects with PRC advertising laws and regulations, except that the failure to comply with such laws and regulations would not individually or in the aggregate have a Material Adverse Effect.

(xlvi) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, the Company maintains an effective system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; since the date of the latest audited financial statements included in the Registration Statement and the General Disclosure Package as of the Applicable Time, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remedied) and (Y) no change in the Company’s internal control over financial reporting that has resulted in a Material Adverse Effect or is reasonably likely to result in a Material Adverse Affect, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xlvii) Any statistical and market-related data included in the Registration Statement and the General Disclosure Package as of the Applicable Time are based on or derived from sources that the Company has no reason to believe to be unreliable or inaccurate after due inquiry, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xlviii) Neither the Company nor any Group Entity nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or the Offered ADSs.

(xlix) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, to the Company’s best knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater shareholders.

(l) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(li) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, under the laws and regulations of each of the PRC and the Cayman Islands, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC and the Cayman Islands by or on behalf of the Underwriters to any PRC or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the

Ordinary Shares represented by the Offered ADSs by the Company, the issuance of the Offered ADSs by the Depositary, and the delivery of the Offered ADSs to or for the account of the Underwriters, (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof, (C) the holding or transfer of the Offered ADSs out side the Cayman Islands, (D) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADRs evidencing the offered ADSs, or (D) the execution and delivery of this Agreement or the Deposit Agreement.

(lii) The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC. The Company has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 20 hereof;

(liii) Neither the Company, or any Group Entity nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any Group Entity or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Group Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement;

(liv) Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (D) an action between the same parties in the same matter is not pending in any

Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(lv) Neither the Company nor, to the best knowledge of the Company after due inquiry, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has, directly or indirectly, (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated any provision of the United States Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(lvi) There are no contracts or documents that are required to be described in the Registration Statement, the ADS Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(lvii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package as of the Applicable Time and the Registration Statement accurately and fully describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(lviii) The Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the General Disclosure Package as of the Applicable Time and the Registration Statement and have consulted with its legal advisers and independent accountants with regards to such disclosure.

(lix) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the General Disclosure Package as of the Applicable Time fairly and accurately describes (A) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would be materially affect its liquidity and are reasonably likely to occur; and (B) neither the Company nor any Group Entity is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any Group Entity, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not”.

(lx) The Company and its directors and officers are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) and the corporate governance rules of the NYSE pertaining to foreign private issuers listing on the NYSE.

(lxi) Each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding again the Company.

(lxii) The statements set forth in the General Disclosure Package as of the Applicable Time under the captions “Description of Share Capital” and “Description of American Depositary Receipts,” insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the ADSs, respectively, and under the captions “Taxation,” “Underwriting,” “Enforcement of Civil Liabilities” and “Chinese Government Regulations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(lxiii) Neither the Company nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Group Entities is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the best knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(lxiv) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, no governmental approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to holders of Ordinary Shares, including the Depositary and holders of ADSs, or for the conversion by the Depositary of any dividends paid in U.S. dollars or the repatriation thereof out of the Cayman Islands and no other withholding or other taxes under the laws and regulations of the Cayman Islands will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of its share capital.

(lxv) Each of the Company and each of the Company’s directors that signed the Registration Statement is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the

CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice.

(lxvi) The statements set forth in the Disclosure Package as of the Applicable Time and the Registration Statement under the captions “Risk Factors—Our failure to obtain the prior approval of the China Securities Regulatory Commission, or the CSRC, for this offering and the listing and trading of our ADSs on the New York Stock Exchange could have a material adverse effect on our business, operating results, reputation and trading price of our ADSs, and may also create uncertainties for this offering”, “Risk factors—Regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law”, “Chinese Government Regulations – Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions” and “Chinese Government Regulations – Regulation of Overseas Listings” are a fair and accurate summary of the matters described therein, and nothing has been omitted from such summary which would make the same misleading in any material respect.

(lxvii) The Registration Statement, the General Disclosure Package as of the Applicable Time, and the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the General Disclosure Package as of the Applicable Time, the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed Securities are offered outside the United States.

(lxviii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Securities in any jurisdiction where the Directed Securities are being offered.

(lxix) The Company has not offered, or caused the Underwriters or their affiliates to offer, any Offered ADS to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) The Selling Shareholders represent and warrant to, and agree with, the several Underwriters that:

(i) The Selling Shareholders are not prompted to sell the Offered ADSs to be sold by the Selling Shareholders hereunder by any information concerning the Company or any Group Entity which is not set forth in the General Disclosure Package as of the Applicable Time and the Registration Statement.

(ii) The Selling Shareholders have and at each Closing Date (as hereinafter defined), will have (A) good and marketable title to the Ordinary Shares underlying the Firm ADSs to be delivered by the Selling Shareholders, free and clear of any liens, encumbrances, equities and claims and (B) full right, power and authority to effect the sale and delivery of such Firm ADSs.

(iii) Upon payment for the Offered ADSs sold by the Selling Shareholders under this Agreement and the delivery by the Selling Shareholders to The Depositary Trust Company (the “DTC”) or its agent of the ADSs in book entry form to a securities account maintained by the Representatives at the DTC or its nominee, and payment therefor in accordance with this Agreement, the Underwriters will acquire a securities entitlement (within the meaning of Section 8-501 of the UCC) with respect to such Offered ADSs, and no action based on an “adverse claim” (as defined in UCC Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of UCC Section 8-105.

(iv) The Selling Shareholders have full right, power and authority to execute and deliver this Agreement, the power of attorney appointing Don Yang as attorney-in-fact (the Attorney) and a Custody Agreement (the “Custody Agreement”) in connection with the offer and sale of the Offered ADSs contemplated herein and to perform its obligations under such agreements. The execution and delivery of this Agreement and the consummation by the Selling Shareholders of the transactions herein contemplated and the fulfillment by the Selling Shareholders of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act or by the securities or Blue Sky laws of the various states of the United States).

(v) This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by the Selling Shareholders and constitute valid and legally binding obligations of the Selling Shareholders, enforceable in accordance with their terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi) The Ordinary Shares represented by the Offered ADSs to be sold by the Selling Shareholders may be freely deposited by the Selling Shareholders with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing ADSs representing such Ordinary Shares so deposited by the Selling Shareholders.

(vii) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, the Firm ADSs and the Optional ADSs, as well as the Ordinary Shares underlying such ADSs, delivered at each Closing Date by such Selling Shareholders will be freely transferable by the Selling Shareholders.

(viii) The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by the Selling Shareholders, the sale of the Offered ADSs by the Selling Shareholders, the deposit of the Ordinary Shares with the Depositary, the compliance by the Selling Shareholders with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions contemplated hereby and in the Deposit Agreement will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (A) the charter documents of the Selling Shareholders (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness that is material to the Selling Shareholders or (C) any license, lease, contract or other agreement or instrument that is material to the Selling Shareholders to which it is a party or by which its properties may be bound or affected, or (D) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Shareholders except with respect to clause (B) and (C) only in this paragraph, such breach or violation that would not materially impair the ability of the Selling Shareholders to consummate such transactions in accordance with this Agreement, the Power of Attorney or the Custody Agreement.

(ix) The Selling Shareholders have not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or the Offered ADSs.

(x) The Selling Shareholders have no affiliations or associations with any member of the NASD.

(xi) There are no contracts, agreements or understandings between the Selling Shareholders and any person that would give rise to a valid claim against the Selling Shareholders or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii) Except as disclosed in the General Disclosure Package as of the Applicable Time and the Registration Statement, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable by or on behalf of the Underwriters in connection with (A) the sale and delivery of the Ordinary Shares represented by the Offered ADSs by the Selling Shareholders, the issuance of such Offered ADSs by the Depositary, and the delivery of such Offered ADSs to or for the account of the Underwriters, (B) the purchase from the Selling Shareholders and the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof, (C) the deposit by the Selling Shareholders of the Ordinary Shares with the Depositary and the Custodian and the issuance and delivery of the ADRs evidencing the Offered ADSs, or (E) the execution and delivery of this Agreement.

(c) Guoying Du represents and warrants to, and agrees with, the several Underwriters that he has reviewed and is familiar with the General Disclosure Package as of the Applicable Time and the Registration Statement, and none of the General Disclosure Package as of the Applicable Time and the Registration Statement includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; Guoying Du is not prompted to sell the Offered ADSs to be sold him hereunder by any information concerning the Company or any Group Entity which is not set forth in the General Disclosure Package as of the Applicable Time and the Registration Statement.

3. Purchase, Sale and Delivery of Offered ADSs. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Selling Shareholders agree to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $[•] per ADS, that number of Firm ADSs (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying 6,700,000 Firm ADSs in the case of the Company and the number of Firm ADSs set forth opposite the name of the Selling Shareholders in Schedule A attached hereto, in the case of a Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule B attached hereto and the denominator of which is the total number of Firm ADSs.

The Firm ADSs will be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives for the accounts of the several Underwriters through the facilities of the DTC against payment of the purchase price in Federal Funds wire transfer, at 10:00 A.M., New York time, on [•], 2007, or at such other time not later than five full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm ADSs sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional ADSs at the purchase price per ADS to be paid for the Firm ADSs. The Company agrees to sell to the several Underwriters the respective numbers of Optional ADSs. Such Optional ADSs shall be purchased from the Company for the account of each of the several Underwriter in the same proportion as the number of Firm ADSs set forth opposite such Underwriter’s name bears to the total number of Firm ADSs (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the several Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm ADSs. No Optional ADSs shall be sold or delivered unless the Firm ADSs previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional ADSs or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional ADSs, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional ADSs is given. The Optional ADSs being purchased on each Optional Closing Date will be delivered by or on behalf of the Company to the Representatives for the accounts of the several Underwriters through the facilities of DTC against payment of the purchase price therefor in Federal Funds wire transfer.

As compensation for the Underwriters’ commitments, the Company and the Selling Shareholders will pay to the Representatives for the Underwriters’ proportionate accounts the sum of $[•] per ADS times the total number of Offered ADSs purchased by the Underwriters from the Company and the Selling Shareholders on each Closing Date. The Underwriters shall deduct any fees and commission as described in this Section 3 from the aggregate proceeds of the Offered ADSs.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of Offered ADSs shall be made at the offices of OMM Shanghai office, at 9:00 A.M., New York time, on the Closing Date of the purchase of the Firm ADSs or the Optional ADSs, as the case may be.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered ADSs for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) The Company will advise the Representatives promptly of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus or the ADS Registration Statement and will not effect such amendment or supplementation without the Representatives’ consent; and the Company will also advise the Representatives promptly of the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement, any Statutory Prospectus or the ADS Registration Statement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the ADS Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c) The Company agrees to make available to the Underwriters, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the General Disclosure Package as of the Applicable Time (or of the Statutory Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act.

(d) If, at any time when a prospectus relating to the Offered ADSs is required to be delivered under the Act (or but for the exemption in Rule 172 would be required to be delivered) in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 of this Agreement.

(e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its shareholders and the Representatives an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(f) The Company will furnish to the Representatives copies of each Registration Statement (which will be signed and will include all exhibits), each related preliminary prospectus and, so long as a prospectus relating to the Offered ADSs is required to be delivered under the Act in connection with sales by any Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act), the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Prospectus shall be so furnished on or prior to 3:30 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) The Company will arrange for the qualification of the Offered ADSs for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(h) The Company will file promptly all reports, statements and other documents required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered ADSs (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Act) and to provide the Representatives with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify the Representatives of such filing.

(i) The Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and its Group Entities for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountant).

(j) The Company will furnish to the Representatives promptly and upon request, to each of the other Underwriters for a period of two years from the date of this Agreement (1) copies of any reports, statements, or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (2) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar forms as may be designated by the Commission and (3) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (4) such other information as the Representatives may reasonably request regarding the Company or any Group Entity.

(k) The Company will furnish to the Representatives as early as practicable prior to each Closing Date, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its Group Entities which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(a) hereof.

(l) The Company will apply the net proceeds from the sale of the Offered ADSs in the manner set forth under the caption “Use of Proceeds” in the General Disclosure Package as of the Applicable Time; the Company will not use, and will cause its Group Entities not to use, the proceeds from the sale of any ADSs, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the ADSs, by virtue of their purchasing or holding any Ordinary Shares or ADSs, to be in violation of the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or in connection with business, operations or contracts with the Governments or with any person or entity of the Balkans, Burma (Myanmar), Cuba, Iraq, Iran, Libya, Liberia, North Korea, Sudan, Zimbabwe or any person or entity that is subject to sanctions under any program administered by OFAC.

(m) For the period specified below ( the “Lock-Up Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or enter into a transaction which would have the same effect or (ii) enter into any swap, hedge, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares, ADSs, or such other securities, in cash or otherwise or (iii) file with the Commission a registration statement under the Act relating to, any additional Ordinary Shares or ADSs or securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or (iv) publicly disclose the intention to make any such offer, sale, pledge, or disposition, or enter into any such transaction, swap, hedge, or other arrangements, or file any registration statement covering such Ordinary Shares or ADSs, without, in each case as mentioned in (i), (ii), (iii) and (iv) above, the prior written consent of the Representatives. The foregoing sentence shall not apply to (A) the sale of such Ordinary Shares or ADSs hereunder, (B) the issuance of Ordinary Shares or ADSs or the grant of options or share appreciation rights (“SARs”) pursuant an equity incentive plan in effect on the date hereof and the filing of a form S-8 by the Company, (C) the issuance of Ordinary Shares or ADSs upon the exercise of an option, a SAR, or warrant or the conversion of a security outstanding on the date of the Prospectus of which the Underwriters have been advised in writing or which is otherwise described in the Prospectus. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(n) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs by the Company and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(o) The Company will use its best efforts to effect and maintain for listing the Offered ADSs on the NYSE.

(p) The Company agrees to maintain a transfer agent and, if necessary under the laws of the Cayman Islands, a registrar for the Ordinary Shares.

(q) The Company will file with the NASD, the NYSE, the Commission and any other governmental or regulatory agency, authority or instrumentality in the Cayman Islands, the United States and the PRC, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the Offered ADSs.

(r) The Company agrees not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, including any violation of Regulation M.

(s) The Company agrees (i) not to attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered ADSs, to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(t) The Company will comply with the terms of the Deposit Agreement, including without limitation, the covenants set forth in the Deposit Agreement.

(u) Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License is granted without any fee and may not be assigned or transferred to any person other than affiliates of such Underwriter.

(v) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid (A) all costs, fees and expenses incident to the performance by the Company of its respective obligations under this Agreement, including, but not limited to: (i) the preparation, issuance and delivery of stock certificates representing the Ordinary Shares and ADRs evidencing the ADSs, including printing and engraving fees, (ii) the fees, disbursements, and expenses of the counsel to the Company and the Company’s accountants, appraisers and valuators of the Company’s assets in connection with the transactions contemplated hereby and all other fees, costs or expenses arising in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the General Disclosure Package as of the Applicable Time, and amendments and supplements to any of the foregoing, including all printing, graphic and document production, and translation costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers in quantities hereinabove specified, (iii) the fees, disbursements and expense of the Company’s public relations firm, (iv) all costs and expenses related to the transfer and delivery of the Ordinary Shares and the ADSs to the Underwriters, including any investor compensation levy and other stock transfer or other taxes and any brokerage fee payable thereon, (v) the cost of printing or producing any United States or foreign Blue Sky or legal investment memorandum in connection with the offer and sale of the Ordinary Shares or ADSs under foreign or state securities laws (including, but not limited to, the expenses relating to preparing and printing the Canadian “wrap” in connection with the offer and sale of the Ordinary Shares or ADSs in Canada, and all expenses in connection with the qualification of the Ordinary Shares or ADSs for offer and sale under foreign or state securities laws, including filing fees (but not including the fees and disbursements of counsel to the Underwriters) in connection with such qualification, in connection with preparation of the Blue Sky or legal investment memorandum, (vi) all fees and expenses of the Depositary which the Company has agreed to pay pursuant to the Deposit

Agreement and the costs and charges of the Custodian and any transfer agent or registrar, (vii) all NASD filing fees incurred in connection with the review and qualification of the offering of the Ordinary Shares or ADSs by the NASD, (viii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Ordinary Shares or ADSs and all costs and expenses incident to listing the ADSs on the NYSE, (ix) the roadshow expenses incurred by the Company and the Underwriters in connection with the Global Offering, (x) fees and expenses incurred by Harneys for certain Selling Shareholders in connection with the transactions contemplated hereby and (xi) all other costs and expenses of the Company incident to the performance by the Company of its obligations hereunder for which provision is not otherwise made in this Section 5(v), (B) all costs, fees and expenses incident to the performance by the Underwriters of their respective obligations under this Agreement, not including the fees and disbursements of counsel to the Underwriters, for an amount of no more than $150,000, and (C) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(w) The Company will comply with the Sarbanes-Oxley Act, and will cause the Company’s directors and officers, in their capacities as such, to comply with the Sarbanes-Oxley Act.

(x) The Company will file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act.

(c) In connection with the Directed Share Program, the Company will ensure that the Directed Securities will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(d) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Securities are offered in connection with the Directed Share Program.

6. Certain Agreements of the Selling Shareholders. The Selling Shareholders agree with the several Underwriters that:

(a) the Selling Shareholders will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Offered ADSs to the Underwriters, (ii) the fees and disbursements of their respective counsel and accountants, except for the fees and expenses incurred by Harneys for certain Selling Shareholders which will be borne by the Company and (iii) any fees and expenses of the Custodian and the Depositary in connection with the sale by the Selling Shareholders of the Offered ADSs.

(b) the Selling Shareholders will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation,

issue and sale of the Offered ADSs by the Selling Shareholders and on the execution and delivery of this Agreement. All payments to be made by the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, a Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c) the Selling Shareholders agree during the Lock-Up Period not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, SAR or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or enter into a transaction which would have the same effect or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such aforementioned transaction is to be settled by delivery of Ordinary Shares, ADSs, or such other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case as mentioned in (i), (ii) and (iii) above, the prior written consent of the Representatives. The foregoing sentence shall not apply to (A) the sale of the Ordinary Shares or ADSs hereunder, (B) transactions relating to Ordinary Shares, ADSs or other securities acquired in open market transactions after the closing of this offering, or (C) transfers of Ordinary Shares or ADSs, including to immediate family members, trusts, partners or controlled affiliates and bona fide donee.

The initial Lock-Up Period will commence on the date hereof and will continue and include the date 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

7. Free Writing Prospectuses. (a) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not approved or authorized for use, and will not approve or authorize for use, any issuer information relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” required to be filed with the Commission. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 165 and Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(b) The Company will prepare a final term sheet as set forth in Schedule D attached hereto, relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm ADSs on the First Closing Date and the Optional ADSs to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a) The Representatives shall have received a letter, dated the date of delivery thereof (which shall be on or prior to the date of this Agreement), of Deloitte Touche Tohmatsu CPA Ltd. confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in the form and substance satisfactory to the Representatives as set forth as Exhibit B attached hereto.

(b) If the Effective Time of the Additional Registration Statement (if any) and the ADS Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), earnings, business, properties or results of operations of the Company and its Group Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered ADSs on the terms and in the manner contemplated in the Registration Statement.

(d) The Representatives shall have received an opinion, dated such Closing Date, of O’Melveny & Myers LLP, United States counsel for the Company, addressed to the Underwriters, in the form and substance satisfactory to the Representatives as set forth as Exhibit C attached hereto.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Conyers Dill & Pearman, Cayman Islands counsel for the Company, addressed to the Underwriters, in the form and substance satisfactory to the Representatives as set forth as Exhibit D attached hereto.

(f) The Representatives shall have received an opinion, dated such Closing Date, of Harneys, BVI counsel for the Company, addressed to the Underwriters, in the form and substance satisfactory to the Representatives as set forth as Exhibit E attached hereto.

(g) The Representatives shall have received an opinion, dated such Closing Date, of Haiwen & Partners, PRC counsel for the Company, addressed to the Underwriters, in the form and substance satisfactory to the Representatives as set forth as Exhibit F attached hereto.

(h) The Representatives shall have received an opinion, dated such Closing Date, of Harneys, BVI counsel for the Selling Shareholders, addressed to the Underwriters, substantially in the form and substance satisfactory to the Representatives as set forth as Exhibit G attached hereto.

(i) The Representatives shall have received an opinion, dated such Closing Date, of O’Melveny & Myers LLP, United States counsel for certain Selling Shareholders including HJX Holdings Ltd., New Super Group Limted, Moral Gain Limited, Reach General International Limited and TechIdea Group Limited, addressed to the Underwriters, in the form and substance satisfactory to the Representatives as set forth as Exhibit H attached hereto.

(j) The Representatives shall have received an opinion, dated such Closing Date, of JEAN M. ROCHE & ASSOCIATES, United States counsel for certain Selling Shareholders including Grand Crossing Trust and Acorn Composite Corporation, addressed to the Underwriters, in the form and substance satisfactory to the Representatives as set forth as Exhibit I attached hereto.

(k) The Representatives shall have received from Shearman & Sterling LLP, United States counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling LLP may rely as to all matters governed by Cayman Islands law upon the opinion of Conyers Dill & Pearman referred to in Section 8(e) above, all matters governed by BVI law upon the opinion of Harneys referred to in Section 8(f) above, and all matters governed by PRC law upon the opinion of Haiwen & Partners in Section 8(g) above and the opinion of Commerce & Finance Law Offices referred to in Section 8(j) below.

(l) The Representatives shall have received from Commerce & Finance Law Offices, PRC counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(m) The Representatives shall have received from Patterson Belknap Webb & Taylor LLP, United States counsel for the Depositary, such opinion or opinions, dated such Closing Date, in the form and substance satisfactory to the Representatives as set forth as Exhibit J attached hereto.

(n) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement or ADS Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the Applicable Time; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package as of the Applicable Time, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), earnings, business, properties or results of operations of the Company and its Group Entities taken as a whole except as set forth in the General Disclosure Package as of the Applicable Time, the Registration Statement, or as described in such certificate.

(o) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer, to the effect that: the estimated financial results of the Company for the three months ended March 31, 2007 as set forth under the caption “Recent Developments” in the Registration Statement and the General Disclosure Package as of the Applicable Time is: (i) true and correct in all material respects; (ii) will not differ in any material respect from the corresponding amounts to be reported by the Company in connection with the announcement of its results for the quarter ended March 31, 2007 and filed with the SEC on Form 6-K (assuming consummation of the offering); and (iii) has been derived from the Company’s accounting records and prepared in conformity with U.S. generally accepted accounting principles and on a basis consistent with the Company’s audited consolidated financial statements included in the Registration Statement and the General Disclosure Package as of the Applicable Time and include all adjustments, consisting only of normal recurring adjustments (other than adjustments based upon the finalization of the Company’s quarterly closing, review and reporting processes), necessary in the opinion of the management of the Company to provide a fair presentation of the results for the three months ended March 31, 2007.

(p) The Representatives shall have received a certificate, dated such Closing Date, of the Selling Shareholders, to the effect that: the representations and warranties of the Selling Shareholders in this Agreement are true and correct; the Selling Shareholders have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(q) The Representatives shall have received a letter, dated the Applicable Time and such Closing Date, of Deloitte Touche Tohmatsu CPA Ltd. which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(r) On or prior to the date of this Agreement, the Representatives shall have received the Lock-Up Agreements, in the form as set forth as Exhibit A attached hereto, from the Selling Shareholders, the Company’s directors and executive officers, the Company’s other existing shareholders named in Schedule C hereto and Alibaba.com Corporation.

(s) No Issuer Free Writing Prospectus, Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus, to each of which the Representative object in writing, shall have been filed.

(t) The Offered ADSs shall have been duly included for listing on the NYSE subject only to notice of issuance.

(u) The Company and the Depositary shall have executed and delivered the Deposit Agreement, in form and substance satisfactory to the Underwriters, and the Deposit Agreement shall be in full force and effect.

(v) The Depositary shall have delivered to the Company at such Closing Date certificates satisfactory to the Underwriters evidencing the deposit with the Depositary or its nominee of the Ordinary Shares being so deposited against issuance of ADRs evidencing the Offered ADSs to be delivered by the Company and the Selling Shareholders at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered ADSs pursuant to the Deposit Agreement.

(w) On or prior to the First Closing Date, the Representatives shall have received from each Selling Shareholder a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(x) On or prior to the Closing Date, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(y) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses to the Underwriters.

The Selling Shareholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

The several obligations of the Underwriters to purchase Optional ADSs hereunder are subject to the delivery to the Representatives on the applicable Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Optional ADSs to be sold on such Closing Date and other matters related to the issuance of such Optional ADSs.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement and the obligations of the several Underwriters to purchase the Offered ADSs may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to such Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(v), 6(a) and Section 13 and except that Sections 1, 9 and 13 shall survive any such termination and remain in full force and effect.

9. Indemnification and Contribution. (a) The Company and Guoying Du, jointly and severally, will indemnify and hold harmless each Underwriter, its affiliates, partners, members, directors, officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement, any Statutory Prospectus as of any time, the General Disclosure Package as of the Applicable

Time, any Permitted Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and Guoying Du will not be liable in any such case to the extent but only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below, provided further, that the Underwriters shall first seek indemnity against the Company and to the extent, and only to the extent, that the Company shall be unable to compensates the Underwriters in full for such losses, damages, expenses, liability or claims, shall such Underwriters seek indemnity against Guoying Du; provided further, that Guoying Du shall not be responsible either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, damages, expenses, liability or claims for an amount in excess of the gross proceeds to be received by him (before deducting expenses and underwriting commissions) from the sales of Offered ADSs hereunder.

The Company agrees to indemnify and hold harmless DBSI, it directors, officers, affiliates and each person, if any, who controls DBSI or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Securities that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DBSI.

(b) The Selling Shareholders will indemnify and hold harmless each Underwriter, its affiliates, partners, members, directors, officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement, any Statutory Prospectus as of any time, the General Disclosure Package as of the Applicable Time, any Permitted Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholders specifically for use therein and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company or the Selling Shareholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement, any Statutory Prospectus

as of any time, the General Disclosure Package as of the Applicable Time, any Permitted Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company, each person who controls the Company within the meaning of Section 15 of the Act, and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus furnished on behalf of each Underwriter: (i) the allocation, concession and reallowance figures appearing in the [third] paragraph (other than the second sentence of that paragraph) under the caption “Underwriting” and (ii) the information contained in the [eighth, ninth, seventeenth, eighteenth (other than the second sentence in that paragraph) and twenty-second] paragraph under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8 (a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of (i) the Company and the Selling Shareholders under this Section shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act, and (ii) the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

10. Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Group Entities considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National

Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5(v), 6(a) and 13 hereof, and provided further that Sections 1, 9 and 13 shall survive such termination and remain in full force and effect.

11. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered ADSs hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered ADSs that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered ADSs that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered ADSs by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered ADSs that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered ADSs with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered ADSs that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered ADSs by other persons are not made within [36] hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 5(v), 6(a) and 13 hereof, and provided further that Sections 1, 9 and 13 shall survive such termination and remain in full force and effect (provided that if such default occurs with respect to Optional ADSs after the First Closing Date, this Agreement will not terminate as to the Firm ADSs or any Optional ADSs purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company and the Selling Shareholders shall have the right to postpone Closing Date for a period of not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this section.

12. Default by one or more of the Selling Shareholders or the Company. If a Selling Shareholder shall fail at first or any optional Closing Date to sell and deliver the number of Offered ADSs which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Offered ADSs to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule A hereto, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 5(v), 6(a), 9 and 13 shall remain in full force and effect or (ii) elect to purchase the Offered ADSs which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by a Selling Shareholder as referred to in this Section, each of the Representatives and the Company and the non-defaulting Selling Shareholders shall have the right to postpone such Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

If the Company shall fail at Closing Date to sell the number of Offered ADSs that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 5(v), 6(a), 9 and 13 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

13. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, the Selling Shareholders, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Company, any Selling Shareholder, any Underwriter or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered ADSs. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Offered ADSs by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 9 shall remain in effect, and if any Offered ADSs have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered ADSs by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in Section 10, the Company and the Selling Shareholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered ADSs.

14. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, 250 Vesey Street, New York, NY 10080, Attention: [•], Legal Department and Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: [•], Legal Department or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at [•], Attention: Chen Li Fu, General Counsel or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to Dong Yang at [•]; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

16. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives, jointly or by individually, will be binding upon all the Underwriters.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

18. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Offered ADSs, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Prospectus, the conduct of the offering, and the purchase and sale of the Offered ADSs.

19. No Advisory or Fiduciary Relationship. Each of the Company and each Selling Shareholder acknowledges and agrees that the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and each of the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company and each Selling Shareholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Selling Shareholder irrevocably appoint CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Selling Shareholders by the person serving the same to the address provided in Section 14, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholders in any such suit or proceeding. The Company and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company or any Selling Shareholder in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholders agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholders an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

21. Foreign Taxes. All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with the Cayman Islands other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

ACORN INTERNATIONAL, INC.

By:
Name:
Title:

DON YANG, as Attorney-in-Fact on behalf of the following Selling Shareholders

(1)    Acorn Composite Corporation

(2)    The Grand Crossing Trust

(3)    HJX Holdings Ltd.

(4)    New Super Group Limited

(5)    Moral Gain Limited

(6)    Reach General International Limited

(7)    TechIdea Group Limited

(8)    Tadashi Nakamura

By:
Name:
Title:

H-1

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

Acting severally on behalf of themselves and the several Underwriters named in Schedule B attached hereto.

H-1